Exhibit 99.2

Concur to Offer $250 Million Convertible Senior Notes due 2015

REDMOND, Wash., March 29, 2010 — Concur (Nasdaq: CNQR), the world’s leading provider of on-demand Employee Spend Management services, today announced that it proposes to offer $250 million aggregate principal amount of convertible senior notes, subject to market conditions and other factors. The notes would be due in 2015 and are to be offered and sold to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. Concur also intends to grant to the initial purchasers of the notes an option to purchase up to an additional $37.5 million aggregate principal amount of notes solely to cover over-allotments.

The notes will be unsecured, unsubordinated obligations of Concur, and interest will be payable semi-annually. The notes will be convertible, subject to certain conditions, into cash up to the principal amount of the notes and, with respect to any excess conversion value, into shares of Concur common stock. The interest rate, conversion rate, offering price and other terms are to be determined by negotiations between Concur and the initial purchasers.

In connection with the offering, Concur expects to enter into convertible note hedge transactions with one or more of the initial purchasers of the notes or their respective affiliates (the “hedge counterparties”). Concur also expects to enter into separate warrant transactions with the hedge counterparties, and to use the proceeds of those warrant transactions to partially offset the cost of the convertible note hedge transactions. In connection with the convertible note hedge and warrant transactions, the hedge counterparties have advised Concur that they or their affiliates may enter into various derivative transactions with respect to the common stock of Concur and/or purchase common stock of Concur concurrently with or shortly after the pricing of the notes. These activities could have the effect of increasing or preventing a decline in the price of Concur’s common stock concurrently with or after the pricing of the notes. The convertible note hedge transactions are intended to reduce the potential dilution to Concur’s common stock upon any conversion of notes. However, the warrant transactions separately could have a dilutive effect, if the market price per share of Concur’s common stock exceeds the strike price of the warrants.

Concur expects to use the net proceeds of the convertible note offering and the proceeds of the warrant transaction for general corporate purposes, including potential acquisitions and strategic transactions. In addition, Concur expects to use a portion of the proceeds to fund the cost of the convertible note hedge transactions.

This announcement is neither an offer to sell nor a solicitation of an offer to buy any of these securities (including the shares of Concur common stock into which the notes are convertible) and shall not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful. Any offers of the notes will be made only by means of a private offering memorandum.

The notes and the shares of common stock issuable upon conversion of the notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Cautionary Statement:

The statements in this release relating to the terms and timing of the proposed offering and the expected use of proceeds from the offering are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, whether or not Concur will offer the notes or consummate the offering, the final terms of the offering, prevailing market conditions, the anticipated principal amount of the notes, which could differ based upon market conditions, the anticipated use of the proceeds of the offering, which could change as a result of market conditions or for other reasons, and the impact of general economic, industry or political conditions in the United States or internationally. Please refer to Concur’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors, including the risk factors contained in Concur’s Annual Report on Form 10-K for the fiscal year ended September 30, 2009, that could cause actual results to differ materially from current expectations.

Stockholders of Concur are cautioned not to place undue reliance on its forward-looking statements, which speak only as of the date such statements are made. Concur assumes no obligation to update the forward-looking information contained in this press release.

About Concur

Concur is the world’s leading provider of on-demand services that help small, mid-size and large organizations increase efficiency, manage employee spend and control operational costs.

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Investor Contact:

John Torrey, Concur, 425-497-5986, john.torrey@concur.com